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                                                                 EXHIBIT 10.19.6

                           AVERY DENNISON CORPORATION
                    EMPLOYEE STOCK OPTION AND INCENTIVE PLAN

                              AMENDED AND RESTATED

The purposes of this Plan are as follows:

(1) To provide additional incentive for Employees to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights, which recognize such growth, development and financial success.

(2) To enable the Company to recruit and retain Employees considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights, which will reflect the growth, development and financial success of the Company.

ARTICLE 1         DEFINITIONS

         Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.1      Award

         "Award" shall mean a Dividend Equivalent, Option, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Stock Payment granted under this Plan.

1.2      Award Agreement

         "Award Agreement" shall mean an agreement setting forth the terms and conditions of an Award.

1.3      Award Cycle

         "Award Cycle" shall mean a period of consecutive years or portions thereof designated by the Committee over which Performance Units are to be earned.

1.4      Awardee

         "Awardee" shall mean a person who has received an Award under the Plan.

1.5      Beneficiary

         "Beneficiary" shall have the meaning given in Article 12.8.

1.6      Board

         "Board" shall mean the Board of Directors of the Company.

1.7      Cause

         "Cause" shall mean, with respect to any Awardee's Termination of Employment, unless otherwise provided by the Committee, (i) "Cause" as defined in any Individual Agreement or Award Agreement to which the applicable Awardee is a party, or (ii) if there is no such Individual Agreement or Award Agreement or if it does not define Cause: (A) conviction of the Awardee for committing a felony under federal law or the law of the state in which such action occurred,
(B) willful and deliberate failure on the part of the Awardee to perform his employment duties in any material respect, or (C) prior to a Change in Control, such other serious events as shall be determined by the Committee. Prior to a Change of Control, the Committee shall, unless otherwise provided in an Individual Agreement with a particular Awardee, have the discretion to determine whether "Cause" exists, and its determination shall be final.

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1.8      Change in Control

         "Change in Control" has the meanings set forth in Article 10.2.

1.9      CEO

         "CEO" shall mean the Chief Executive Officer of the Company.

1.10     Code

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.10     Committee

         "Committee" shall mean committee of the Board designated to administer the Plan as contemplated by Article 11.1.

1.11     Commission

         "Commission" shall mean the Securities and Exchange Commission or any successor agency.

1.12     Common Stock

         "Common Stock" shall mean the common stock of the Company.

1.13     Company

         "Company" shall mean Avery Dennison Corporation or any successor company.

1.14     COO

         "COO" shall mean the Chief Operating Officer of the Company.

1.15     Covered Employee

         "Covered Employee" shall mean an Awardee designated by the Committee in connection with any Award as an individual who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which an Award is expected to be taxable to such Awardee.

1.16     Director

         "Director" shall mean a member of the Board.

1.17     Disability

         "Disability" shall mean, with respect to any Awardee, unless otherwise provided by the Committee, (i) "Disability" as defined in any Individual Agreement or Award Agreement to which the Awardee is a party, or (ii) if there is no such Individual Agreement or it does not define "Disability," permanent and total disability as as defined in Section 22(c)3 of the Code.

1.18     Disaffiliation

         "Disaffiliation" shall mean, with respect to any Subsidiary, the Subsidiary's ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the majority of the stock of the Subsidiary).

1.19     Dividend Equivalent

         "Dividend Equivalent" shall mean a right to receive a number of shares of Common Stock or an amount of cash, determined as provided in Article 9.2 hereof.

1.20     Early Retirement

         "Early Retirement" shall mean retirement from active employment with the Company, or a Subsidiary, pursuant to the early retirement provisions of the applicable pension plan of such employer or as otherwise determined by the Committee.

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1.21     Employee

         "Employee" shall mean any officer or other employee of the Company, or of any corporation, which is then a Subsidiary.

1.22     Expiration Date

         "Expiration Date" shall have the meaning given in Article 4.3.

1.23     Exchange Act

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.24     Fair Market Value

         "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock during normal business hours on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then the weighted average of the means between the highest and lowest sales upon the nearest date before and the nearest date after such valuation date; or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock during normal business hours on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

1.25     Incentive Stock Option

         "Incentive Stock Option" shall mean an Option that both meets the requirements to be an "incentive stock option" under Section 422A of the Code and is designated as an Incentive Stock Option by the Committee.

1.26     including or includes
         "including" or "includes" shall mean including without limitation, or includes, without limitation.

1.27     Individual Agreement

         "Individual Agreement" shall mean an employment, severance or similar agreement between an Awardee and the Company or one of its Subsidiaries.

1.28     Non-Qualified Stock Option

         "Non-Qualified Stock Option" shall mean an Option that either is not an Incentive Stock Option or is designated as a Non-Qualified Stock Option by the Committee.

1.29     Normal Retirement

         "Normal Retirement" shall mean retirement from active employment with the Company, or a Subsidiary at or after age 62.

1.30     Option

         "Option" shall mean a stock option granted pursuant to this Plan.

1.31     Optionee

         "Optionee" shall mean an Employee granted an Option under this Plan.

1.32     Performance Goals

         "Performance Goals" shall mean the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units or Performance Units. In the case of Qualified Performance-Based Awards,
(i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, sales, net income, net income after tax, gross income, operating income, cash generation, economic value added, unit volume, return on equity, return on assets, change in working capital, return on capital or stockholder return, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

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1.33     Performance Unit

         "Performance Unit" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, stock or a combination of both.

1.34     Plan

         "Plan" shall mean the Employee Stock Option and Incentive Plan, as amended and restated, formerly called the 1990 Stock Option and Incentive Plan.

1.35     Qualified Performance-Based Award

         "Qualified Performance-Based Award" shall mean an Award of Restricted Stock, Restricted Stock Units or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the Awardee is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock or Performance Units and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption. Notwithstanding any other provision of the Plan, no Award shall be considered a Qualified Performance-Based Award unless it is granted subject to or after obtaining stockholder approval satisfying the requirements of Section 162(m)(4)(C)(ii) of the Code and the Treasury Regulations thereunder.

1.36     Restricted Stock

         "Restricted Stock" shall mean Common Stock issued pursuant to Article
7.

1.37     Restricted Stock Unit

         "Restricted Stock Unit" shall mean a right to receive Common Stock or a cash payment based on the value of Common Stock granted pursuant to Article 7.

1.38     Retirement

         "Retirement" shall mean Normal or Early Retirement.

1.39     Rule 16b-3

         "Rule 16b-3" shall mean Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

1.40     Secretary

         "Secretary" shall mean the Secretary of the Company.

1.41     Section 162(m) Exemption

         "Section 162(m) Exemption" shall mean the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
Section 162(m)(4)(C) of the Code.

1.42     Stock Appreciation Right

         "Stock Appreciation Right" shall mean a stock appreciation right granted under this Plan.

1.43     Stock Payment

         "Stock Payment" shall mean shares of Common Stock, or stock units (each of which represents one hypothetical share of Common Stock to be paid to Employee on a deferred basis), delivered or credited to an Employee in satisfaction of an obligation to pay cash compensation that such Employee has earned, whether on a current or a deferred basis, and whether at the Company's election or the Employee's election, which shares of Common Stock have a fair market value on the date the Stock Payment is awarded equal to the amount of such compensation."

1.44     Subsidiary

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing

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33 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, as well as partnerships and limited liability companies, in which the Company holds a 33 percent or more interest.

1.45     Termination of Employment

         "Termination of Employment" of an Awardee shall mean the termination of the employee-employer relationship between the Awardee and the Company or a Subsidiary for any reason, including a termination by resignation, discharge, death, Disability or Retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment by the Company or a Subsidiary and (b) temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and Subsidiaries. In addition, an Awardee employed by a Subsidiary shall be deemed to incur a Termination of Employment upon a Disaffiliation of that Subsidiary, unless the Awardee immediately thereafter becomes or remains an Employee of the Company or one of its continuing Subsidiaries. The Committee, in its discretion, shall determine the effect of all other matters and questions relating to Termination of Employment.

1.46     Gender and Number

         "Gender and Number" Wherever the masculine gender is used it shall include the feminine and neuter, and wherever a singular pronoun is used it shall include the plural, unless the context clearly indicates otherwise.

ARTICLE 2         SHARES SUBJECT TO PLAN

2.1      Shares Subject to Plan

         As of December 31, 2002, there were reserved for issuance, upon the exercise of Options or other Awards granted under the Plan 1,349,813, shares of Common Stock of the Company; as of December 31, 2002, there were 965,587 shares available for future Awards under the Plan. As of the Effective Date, as defined in Article 12.13 below, the aggregate number of shares deliverable pursuant to Awards shall be increased by 3,500,000 for a total of 5,815,400 shares. Shares of Common Stock issued under the Plan may be authorized and unissued shares, previously outstanding shares held as treasury shares, or treasury shares that have been transferred to and held in a grantor trust of the Company.

2.2      Unexercised Options and Other Rights

         If any Option, or other right to acquire shares of Common Stock under any other Award expires or is cancelled without having been fully exercised, the number of shares subject to such Option or other right, but as to which such Option or other right was not exercised prior to its expiration or cancellation, may again be optioned, granted or awarded hereunder, subject to the limitations of Article 2.1.

ARTICLE 3         GRANTING OF OPTIONS

3.1      Eligibility

         Options may be granted to Employees of the Company or of a Subsidiary.

3.2      Granting of Options

         The Committee shall from time to time, in its discretion:

                  (i) Select the Employees who will be granted Options;

                  (ii) Determine the number of shares to be subject to such Options granted to the selected Employees; provided, however, that no Employee shall be granted Options covering in excess of 400,000 shares during any calendar year; and

                  (iii) Determine the terms and conditions of such Options, consistent with this Plan (including whether they are Incentive Stock Options or Non-Qualified Stock Options).

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ARTICLE 4         TERMS OF OPTIONS

4.1      Option Agreement

         Each Option and the terms and conditions thereof shall be evidenced by an Award Agreement, which shall be executed by the Optionee and an authorized officer of the Company. Upon grant of an Option, the Committee shall instruct the Secretary to issue an Award Agreement evidencing such Option, and to deliver such Award Agreement to the Optionee.

4.2      Option Price

         The exercise price per share of the shares subject to each Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Once Options are granted, they may not be repriced, and this Article 4.2 may not be amended without the consent of the stockholders.

4.3      Option Term

         The term of an Option shall be set by the Committee in its discretion. The last day of the term of the Option shall be the Option's "Expiration Date."

4.4      Option Vesting

         (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee, and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests or extend the period during which it may be exercised (but not beyond the Expiration Date thereof).

         (b) No portion of an Option, which is unexercisable at Termination of Employment, shall thereafter become exercisable.

4.5      Exercise of Options after Termination of Employment

         (a) Termination by Death. Unless otherwise determined by the Committee, if an Optionee has a Termination of Employment by reason of the Optionee's death, any Option held by such Optionee may thereafter be exercised by the Optionee's Beneficiaries, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of 12 months (or such other period as the Committee may specify in the applicable Award Agreement) from the date of such death or until the Expiration Date thereof, whichever period is the shorter.

         (b) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an Optionee has a Termination of Employment by reason of the Optionee's Disability, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable immediately before the Termination of Employment, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the applicable Award Agreement) from the date of such Termination of Employment or until the Expiration Date thereof, whichever period is the shorter; provided, however, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the Expiration Date thereof, whichever period is the shorter.

         (d) Termination by Reason of Retirement. Unless otherwise determined by the Committee in an Award Agreement, if an Optionee has a Termination of Employment by reason of the Optionee's Retirement, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, as follows: (i) if the Optionee has been before such Retirement, the CEO or the COO, for the period ending on the Expiration Date of such Option; (ii) if the Optionee has been before such Retirement, a participant in the Company's Long Term Incentive Program or any successor thereto, other than the CEO or the COO, for the period ending on the earlier of the fifth anniversary of such Retirement or the Expiration Date of such Option; and (iii) in all other cases, for a

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period ending on the earlier of the third anniversary of such Retirement or the
Expiration Date of such Stock Option; provided, however, that if the Optionee dies within such period any unexercised Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the Expiration Date of such Option, whichever period is the shorter.

         (e) Other Termination. Unless otherwise determined by the Committee:
(i) if an Optionee incurs a Termination of Employment for Cause, all Options held by such Optionee shall thereupon terminate; and (ii) if an Optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Stock Option held by such Optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 6 months from the date of such Termination of Employment or until the Expiration Date of such Stock Option; provided, however, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the Expiration Date of such Stock Option, whichever period is the shorter.

         (f) Transferability of Stock Options. No Option shall be transferable by the Optionee other than (i) by designation of a Beneficiary, by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted under the applicable Award Agreement including, if so permitted, pursuant to a gift to such Optionee's family, whether directly or indirectly or by means of a trust or partnership or otherwise. All Options shall be exercisable, subject to the terms of this Plan, only by the Optionee, by the guardian or legal representative of the Optionee if the Optionee is incapacitated, by the Optionee's Beneficiaries, legal representative or heirs after the Optionee's death, or any person to whom such option is transferred pursuant to clause (ii) of the preceding sentence.

         (g) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the Optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

ARTICLE 5         EXERCISE OF OPTIONS

5.1      Partial Exercise

         An Option may be exercised in whole or in part at any time after it has become vested and exercisable and before its Expiration Date, subject to Article
4. However, an Option shall not be exercisable with respect to fractional shares and the Committee may impose a minimum number of shares for which a partial exercise will be permitted.

5.2      Manner of Exercise

         All or a portion of an exercisable Option may be exercised upon delivery to the Secretary or his office of all of the following:

         (a) A written notice complying with the applicable rules established by the Committee or the Company, stating that the Option, or a portion thereof, is being exercised, and signed by the Optionee or other person then entitled to exercise the Option or such portion;

         (b) Full payment for the shares and taxes described in Article 12.7 with respect to which the Option, or portion thereof, is exercised in whole or in part by (i) cash; (ii) certified or bank check or such other instrument as the Company may accept; (iii) delivery (either by surrender of the shares or by attestation) of shares unrestricted Common Stock already owned by the Optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such already-owned shares either were acquired by the Optionee in an open-market transaction or have been held by the Optionee for at least six months at the time of exercise; (iv) if permitted by the Committee, the

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surrender of shares of Common Stock then issuable upon exercise of the Option;
or (v) if permitted by the Committee, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker acceptable to the Company to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the option price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes.

         (c) In the event that the Option shall be exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

ARTICLE 6         STOCK APPRECIATION RIGHTS

6.1      Grant and Exercise

         (a) Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan, either at or after the time of grant of such Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

         (b) A Stock Appreciation Right may be exercised by an Optionee in accordance with Article 6.2(b) by surrendering the applicable portion of the related Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in Article 6.2(b). Options that have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

6.2      Terms and Conditions

         Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

         (a) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate are exercisable in accordance with the provisions of the Plan.

         (b) Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         (c) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Option in accordance with the provisions of the Plan.

ARTICLE 7         RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1      Administration

         Shares of Restricted Stock and Awards of Restricted Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees to whom and the time or times at which grants of Restricted Stock and Restricted Stock Units will be awarded, the number of shares to be awarded to any Awardee, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in
Article 7.3. The total number of shares of Restricted Stock and the total number of shares represented by Restricted Stock Units granted under the Plan shall not exceed 100,000.

7.2      Awards and Certificates

         (a) Shares of Restricted Stock shall be evidenced in such manner, as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Awardee and shall bear an appropriate

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legend referring to the terms, conditions, and restrictions applicable to such
Award, substantially in the following form:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Avery Dennison Corporation Employee Stock Option and Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, CA 91103."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Awardee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

         (b) Restricted Stock Units shall represent the right to receive, at a specified time or times, either a specified number of shares of Common Stock, or a cash payment equal to the Fair Market Value of a specified number of shares of Common Stock, as the Committee shall determine.

7.3      Terms and Conditions

         The terms and conditions of an Award of Restricted Stock or Restricted Stock Units as established by the Committee shall be set forth in an Award Agreement, including the following:

         (a) The Committee may, in connection with the grant, designate an Award of Restricted Stock or Restricted Stock Units as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting (generally, during a period of three years), as applicable, of such Award upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock or Restricted Stock Units as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock or Restricted Stock Units is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the Awardee. The conditions for grant or vesting and the other provisions of Awards of Restricted Stock or Restricted Stock Units (including any applicable Performance Goals) need not be the same with respect to each Awardee. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of an Award that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied. The total number of shares represented by Qualified Performance Based Award granted under the Plan shall not exceed 100,000.

         (b) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Award for which such Awardee's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the Awardee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock or an Award of Restricted Stock Units; provided that the foregoing shall not prevent an Awardee from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

         (c) Except as provided in this paragraph (c) and Articles 7.3(a) and 7.3(b) and the applicable Award Agreement, the Awardee shall have, with respect to shares of Restricted Stock (but not Restricted Stock Units), all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee and subject to the next sentence, (A) cash dividends on the class or series of Common Stock that are the subject of the Award of Restricted Stock or Restricted Stock Units shall be automatically deferred and reinvested in additional Restricted Stock or Restricted Stock Units, as applicable, held subject to the vesting of the underlying Award, and
(B) dividends payable in Common Stock shall be paid in the form of additional Restricted Stock or Restricted Stock Units, as applicable, held subject to the vesting of the underlying Award. Notwithstanding the foregoing or any provision of an Award Agreement, reinvestment of dividends in additional Restricted Stock or Restricted Stock Units shall only be permissible if sufficient shares of Common Stock are available under the Plan for such reinvestment (taking into account then outstanding Awards).

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         (d) Except to the extent otherwise provided in the applicable Award
Agreement and Articles 7.3(a), 7.3(b), 7.3(e) and 10.1(b), upon an Awardee's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares of Restricted Stock and all Restricted Stock Units still subject to restriction shall be forfeited by the Awardee.

         (e) Except to the extent otherwise provided in Article 10.1(b), in the event an of an Awardee's Retirement or involuntary Termination of Employment other than for Cause, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which an Awardee is a Covered Employee, satisfaction of the applicable Performance Goals unless the Termination of Employment was by reason of the Awardee's death or Disability) with respect to any or all of such Awardee's shares of Restricted Stock.

         (f) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the Awardee upon surrender of the legended certificates.

ARTICLE 8         PERFORMANCE UNITS

8.1      Administration

         Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any Awardee (subject to the aggregate limit on grants to individual Awardees set forth in Article 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Article 8.2.

8.2      Terms and Conditions

         The terms and conditions of Performance Units as established by the Committee shall be set forth in an Award Agreement, including the following:

         (a) The Committee may, prior to or at the time of the grant, designate Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. If the Committee does not designate Performance Units as Performance-Based Awards, it may also condition the settlement thereof upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the Awardee. The provisions of such Awards (including any applicable Performance Goals) need not be the same with respect to each Awardee. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle.

         (b) Except to the extent otherwise provided in the applicable Award Agreement and Articles 8.2(c) and 10.1(c), upon an Awardee's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the Awardee.

         (c) Except to the extent otherwise provided in Article 10.1(c), in the event of an Awardee's Termination of Employment for any reason other than

Cause, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations and other restrictions applicable to any or all of such Awardee's Performance Units; provided, that in the case of Performance Units that are Qualified Performance-Based Awards, the applicable Performance Goals are satisfied unless the Awardee's Termination of Employment occurred by reason of the Awardee's death or Disability).

         (d) At the expiration of the Award Cycle, the Committee shall evaluate the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the

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

Awardee which have been earned, and the Committee shall then cause to be delivered (i) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (ii) cash equal to the Fair Market Value of such number of shares of Common Stock to the Awardee, as the Committee shall elect.

ARTICLE 9         STOCK PAYMENTS; DIVIDEND EQUIVALENTS

9.1      Stock Payments

         Stock Payments may be made under this Plan either alone or in conjunction with any other Award, on such terms and conditions as the Committee may determine.

9.2      Dividend Equivalents

         Dividend Equivalents may be granted under this Plan either alone or in conjunction with any other Award. Dividend Equivalents shall represent the right to receive cash payments, shares of Common Stock, or a combination thereof, having a value equal to the dividends declared on Common Stock during a specified period, and subject to such other terms and conditions as the Committee shall determine.

ARTICLE 10        CHANGE IN CONTROL PROVISIONS

10.1     Impact of Event

         Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

         (a) Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested, and shall remain exercisable until their Expiration Date notwithstanding any Termination of Employment of the relevant Optionee other than a Termination of Employment for Cause.

         (b) The restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Units shall lapse, and such Restricted Stock or Restricted Stock Units shall become free of all restrictions and become fully vested and transferable.

         (c) All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

         (d) Any restrictions or deferral or forfeiture limitations applicable to any Stock Payment or Dividend Equivalents shall lapse.

10.2     Definition of Change in Control

         For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

         (a) An acquisition by any individual, entity or group (within the meaning of Article 13.4(a) or 14.4(b) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
Article 10.2; or

         (b) A change in the composition of the Board such that the individuals who, as of the effective date of

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

the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Article 10.2, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

         (c) The consummation of a reorganization, merger or consolidation or sale involving the Company or a disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

         (d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

ARTICLE 11        ADMINISTRATION

11.1     Committee

         The Plan shall be administered by the Compensation and Executive Personnel Committee of the Board or such other committee of the Board, as may from time to be selected by the Board.

11.2     Powers of Committee

         (a) The Committee shall have the authority to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to make Awards and set the terms and conditions for such Awards (including the option price, any vesting condition, restriction or limitation (which may be related to the performance of the Awardee, the Company or any Subsidiary) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine; to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith except as specifically permitted by the Plan; to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and to determine under what circumstances an Award may be settled in cash or Common Stock under Articles 5, 6, 8 and 9, as applicable. The Committee shall have the power to interpret this Plan and the Awards made hereunder, to adopt such rules and procedures for the administration, interpretation, and application of this Plan as are consistent

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

therewith, and to interpret, amend or revoke any such rules and procedures. Any Award under this Plan need not be the same with respect to each Awardee.

         (b) Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Awardees and Beneficiaries.

11.3     Action by Committee

         (a) The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting, or by a memorandum or other written instrument signed by a majority of the Committee. The Committee may delegate to (i) the CEO the authority to make decisions pursuant to, and interpretations of, the Plan (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause Qualified Performance-Based Awards to fail to qualify for the Section 162(m) exemption), including the authority to grant Awards to any Employee who is not an "officer" of the Company (within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, as amended), subject to any limitations the Committee may impose, and (ii) the CEO or Secretary, or both, or any or all of the administrative and interpretive duties and authority of the Committee under the Plan.

         (b) Any authority granted to the Committee under this Plan may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

11.4     Compensation; Professional Assistance; Good Faith Actions

         Expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Awardees and Beneficiaries, the Company, and all other interested persons. No members of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan, any Option, any Stock Appreciation Right, any Performance Award, any Dividend Equivalent, any Stock Payment, or any Restricted Stock, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 12        MISCELLANEOUS PROVISIONS

12.1     Not Transferable

         Except as specifically provided in the Plan with respect to Options and Stock Appreciation Rights, as provided in Article 12.8 regarding designation of Beneficiaries, and as may be otherwise provided in the applicable Award
Agreement: (i) Awards may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution; (ii) no Award or interest or right therein shall be subject to the debts, contracts or engagements of the Awardee or his Beneficiaries and successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy); and (iii) any attempted disposition of an Award shall be null and void and of no effect.

12.2     Unfunded Status of Plan

         It is presently intended that the Plan constitutes an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations

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

created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

12.3     General Provisions

         (a) The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award, as a condition to delivery of such shares, to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof and to provide such other representations and such documents as the Committee, in its absolute discretion, deems necessary or appropriate to effect compliance with all applicable laws. Such shares may be delivered in by book entry or in certificate form, with such legends or other notations as the Committee deems appropriate to reflect any restrictions on transfer.

         (b) Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

                  (i) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

                  (ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

                  (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency, which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable;

                  (iv) The lapse of such reasonable period of time following the exercise of an Option or Stock Appreciation Right or the vesting or other event that results in the settlement of an Award, as the Committee may establish from time to time for reasons of administrative convenience; and

                  (v) The receipt by the Company of full payment (if any) for such shares and the satisfaction of any tax withholding obligations relating thereto.

An Awardee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock that may become deliverable pursuant to an Award unless and until such shares have been delivered to the Awardee.

         (c) In the event an Award is granted to an Employee who is employed outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its discretion, modify the provisions of the Plan as they pertain to such Award or Awardee to comply with applicable foreign law, and/or related regulations or requirements.

         (d) The Committee may (but need not) establish rules under which Awardees may be permittd to elect to defer receipt of cash or shares in settlement of Restricted Stock Units or Performance Units for a specified period or until a specified event, either under an existing plan of the Company or otherwise.

12.4     Amendment, Suspension, or Termination of this Plan
         The Board may amend, suspend or terminate the Plan at any time [prior to a Change of Control], but no such amendment, suspension or termination shall impair the rights of Awardees under Awards previously granted without the Awardee's consent. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the rules of any exchange on which the Common Shares are then listed.

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

         The Committee may amend the terms of any Award after it is granted, prospectively or retroactively, but no such amendment shall reprice an option, cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of the Awardee without the Awardee's consent.

12.5     Adjustments upon Changes in Common Stock

         In the event of a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation of a Subsidiary or similar event, the Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to the following:

         (a) the aggregate number of shares of Common Stock available under
         Article 2.1 and Article 7.1, and the limits on grants of Options under
         Article 3.2 and grants of Qualifying Performance-Based Awards under Articles 7 and 8; (b) the number of shares of Common Stock covered by outstanding Awards; (c) the option price of outstanding Options, and
         (d) such other adjustments to outstanding Awards as the Committee may determine to be appropriate and equitable;

Such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion, (ii) the substitution of other property (including, without limitation, other securities) for the Stock covered by outstanding Awards, and (iii) in connection with any Disaffiliation of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Awardees employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the Disaffiliation.

12.6     Approval of Plan by Stockholders

         This Plan, as amended and restated, was approved by the Board on February 27, 2003, and will be submitted for the approval by the Company's stockholders at the annual meeting of stockholders on April 24, 2003.

12.7     Tax Withholding

         No later than the date as of which an amount first becomes includible in the gross income of an Awardee for federal income tax purposes with respect to any Award under the Plan, such an Awardee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such an Awardee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

12.8     Beneficiaries

         The Committee or the Company shall establish such procedures as it deems appropriate for Awardees to designate one or more persons (each, a "Beneficiary") to whom any amounts payable under this Plan in the event of the applicable Awardee's death are to be paid and/or by whom any rights of the applicable Awardee's, after the Awardee's death, may be exercised. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with procedures established by the Committee or the Company, and shall be effective upon delivery to the Committee or the Company.

12.10    Effect of Plan

         The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the

Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary, or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose, including the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association. Nothing in this Plan or in any Award Agreement shall confer upon any Awardee any right to continue in the employ of the Company or any Subsidiary or interfere with or restrict in any way the rights of the Company and the Subsidiaries, which are hereby expressly reserved, to discharge any Awardee at any time for any reason whatsoever, with or without Cause.

12.11    Titles

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

12.12    Governing Law

         This Plan and any Award Agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Delaware, without reference to the principle of conflict of laws.

12.13    Effective Date

         This Plan, as amended and restated, shall be effective as of April 24, 2003, subject to the approval of stockholders of the Company as contemplated by
Article 12.6. This Plan was originally approved by stockholders on March 29, 1990.

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